As filed with the Securities and Exchange Commission on October 31, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOWARD BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland	20-3735949
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6011 University Blvd, Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mary Ann Scully

President and Chief Executive Officer

Howard Bancorp, Inc.

6011 University Blvd., Suite 370

Ellicott City, Maryland 21043

(410) 750-0020

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Frank C. Bonaventure

Ober, Kaler, Grimes & Shriver, P.C.

100 Light Street

Baltimore, MD 21202

(410) 347-7305

(443) 263-7505 (Fax)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1) (2) (3)	Proposed maximum offering price per unit (1) (2) (4)	Proposed maximum offering price (1) (2) (5) (6)	Amount of registration fee
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Warrants to Purchase Common Stock or Preferred Stock
Units
Debt Securities
Total	$50,000,000		$50,000,000	$5,795

(1)	An indeterminate number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $50,000,000 less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The proposed maximum offering price per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
(2)	In accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933 (the “Securities Act”), information as to each class of securities to be registered is not specified.
(3)	The securities registered hereunder also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(4)	The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with, and at the time of, the issuance by the registrant of the securities registered hereunder.
(5)	Includes consideration to be received by the registrant for registered securities that are issuable upon exercise, conversion or exchange of other registered securities.
(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 31, 2016

PROSPECTUS

Howard Bancorp, Inc.

Common Stock

Preferred Stock

Warrants

Units

Debt Securities

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $50,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus at the time we offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

The securities may be offered directly by us or by any selling security holder on a continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market, LLC under the symbol “HBMD.”

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks.  See “Risk Factors” referred to on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________ __, 2016.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

ii

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information contained or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “we,” “us,” “our,” “Howard Bancorp” or the “Company” refer to Howard Bancorp, Inc. and its subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may also include forward-looking statements in other statements that we make.

Forward-looking statements include statements with respect to our belief, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as “believe,” “expect,” “plan,” “may,” “will,” “should,” “project,” “contemplate,” “anticipate,” “forecast,” “intend” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Factors that could cause actual results and performance to differ from those expressed in any of our forward-looking statements include, but are not limited to, among others: those that may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other factors described in our periodic reports we file with the SEC; deterioration in general economic conditions, either nationally or in our market area, or a return to recessionary conditions; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities, and to otherwise implement our growth strategy; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; the loss of key personnel; and changes in competitive, governmental, regulatory, technological and other factors that may affect us specifically or the banking industry generally. For a more complete discussion of some of these risks and uncertainties see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other filings we may make.

Our actual results and the actual outcome of our expectations and strategies could differ materially from those anticipated or estimated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed

• Annual Report on Form 10-K	For the year ended December 31, 2015

• Quarterly Reports on Form 10-Q	For the quarterly periods ended March 31, 2016 and June 30, 2016

• Current Reports on Form 8-K	Filed on May 26, 2016 and June 6, 2016

• Description of common stock included in Registration Statement on Form 8-A	Filed on April 2, 2012, and including any amendment or report filed to update such description

2

We also incorporate by reference any future documents we may file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding any document or portion thereof that has been furnished to and deemed not to be filed with the SEC.

These documents are available without charge to you on the Internet at www.howardbank.com or if you call or write to: George C. Coffman, Executive Vice President, Chief Financial Officer and Treasurer, Howard Bancorp, Inc., 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043, telephone: (410) 750-0020.  The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have also filed a registration statement with the SEC relating to the securities offered by this prospectus.  This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

HOWARD BANCORP, INC.

Howard Bancorp, Inc. was incorporated in April 2005 under the laws of the State of Maryland to serve as the bank holding company of Howard Bank. The Company’s primary business is owning all of the capital stock of Howard Bank. In addition to regulation of the Bank, as a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to regulation and review by the Board of Governors of the Federal Reserve (the “FRB”).

Howard Bank is a trust company chartered under Subtitle 2 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland. The Bank was formed in March 2004 and commenced banking operations on August 9, 2004. Howard Bank has chosen, for the time being, not to seek and exercise trust powers, and our business, powers and regulatory structure are the same as a Maryland-chartered commercial bank. The Bank is subject to regulation, supervision and regular examination by the Maryland Commissioner of Financial Regulation and the Federal Deposit Insurance Corporation (“FDIC”), and our deposits are insured by the FDIC. The Bank has four operating subsidiaries, three of which hold foreclosed real estate and the other of which owns and manages real estate that we use for one of our branch locations and that also contains office and retail space.

Howard Bank is headquartered in Ellicott City, which is located in Howard County, Maryland. The Bank has branches in Howard County as well as in Anne Arundel County, Baltimore County, Baltimore City, Cecil County and Harford County in Maryland. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small and medium sized businesses and their owners, professionals and executives, high-net-worth individuals (the “mass affluent”) and consumers generally.

Our core business strategy involves delivering advice and superior customer service to clients through local decision makers. We combine the Bank’s specialized focus on both local markets and small and medium-sized business related market segments with a broad array of products, new technology and seasoned banking professionals to position the Bank differently from most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs. To develop this strategy, we have established long-standing relationships with key customers in the community and with local business leaders who can create business opportunities. Since opening our residential lending division in 2014, we have extended our focus to residential mortgage lending as well.

Our primary source of revenue is net interest income, with fees generated by lending, mortgage banking and depository service charges constituting a smaller, but growing, percentage of revenues. We have positioned the balance sheet to hold a high percentage of earning assets and, in turn, to have those earning assets dominated by loans rather than investment securities. Generally speaking, loans earn more attractive returns than investments and are a key source of product cross sales and customer referrals. Certain economic conditions may favor investments over loans, such as poor corporate earnings, downturns in real estate cycles and other general slowing economic conditions. At all times, our loan and investment strategies seek to balance the need to maintain adequate liquidity via excess cash or federal funds sold with opportunities to appropriately leverage our capital.

Our principal executive offices are located at 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043 and our telephone number is (410) 750-0020.

3

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business and operations. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes: contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches as and if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical consolidated ratio of earnings to fixed charges and preferred dividends on a consolidated basis for the periods shown. On September 22, 2011, we issued 12,562 shares ($12,562,000) of our Senior Non-Cumulative Perpetual Preferred Stock, Series AA (the “Series AA Preferred Stock”), to the U.S. Department of the Treasury (“U.S. Treasury”) pursuant to its Small Business Lending Fund (the “SBLF”). On May 6, 2016, we paid the U.S. Treasury $12,562,000 to redeem the Series AA Preferred Stock.

Prior to that, on February 27, 2009, pursuant to the Capital Purchase Program under Troubled Asset Relief Program implemented pursuant to the Emergency Economic Stabilization Act of 2008, we had issued to the U.S. Treasury, for an aggregate purchase price of $5,983,000, (i) 5,983 shares of our Fixed Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 and (ii) a warrant to purchase 299.29930 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation amount per share equal to $1,000, for an exercise price of $0.01 per share, which was immediately exercised for 299 shares of Series B Preferred Stock. As part of, and as required by, the SBLF investment transaction, we redeemed the Series A Preferred Stock and Series B Preferred Stock we had issued to Treasury pursuant to the TARP Capital Purchase Program with the proceeds of the SBLF program described above, for an aggregate of $6.3 million (for a net investment of $6.2 million).

For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as (a) the sum of pre-tax income from continuing operations and fixed charges. Fixed charges means the sum of interest expensed and capitalized.

4

	Six months ended June 30, 2016	Year ended December 31, 2015	Year ended December 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
	(Unaudited)
Ratio of earnings to fixed charges:	$2.86	$1.69	$8.19	$2.55	$2.38	$2.21
Ratio of earnings to fixed charges and preferred dividends	$2.86	$1.69	$8.19	$2.55	$2.38	$2.21

THE SECURITIES WE MAY OFFER

The securities that we may offer from time to time through this prospectus are:

•	common stock;

•	preferred stock, which we may issue in one or more series;

•	warrants entitling the holders to purchase common stock or preferred stock;

•	units; and

•	debt securities, which we may issue in one or more series.

We will describe in a prospectus supplement that we will deliver with this prospectus the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	the type and amount of securities that we propose to sell;

•	the offering price of the securities;

•	maturity provisions;

•	redemption, conversion, exercise, exchange, transfer, settlement or sinking fund terms, if any;

•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

•	ranking;

•	voting or other rights, if any;

•	the names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

•	compensation, if any, of those underwriters, agents or dealers;

•	details regarding over-allotment options, if any;

•	the net proceeds to us;

5

•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

•	the material United States federal income tax considerations applicable to the securities;

•	any material risk factors associated with the securities; and

•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR COMMON STOCK

The following description sets forth certain general terms and provisions of our common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (“articles”) and bylaws.

General

Howard Bancorp is currently authorized to issue 10,000,000 shares of common stock, par value $0.01 per share. As of October 31, 2016, we had 6,991,072 shares of common stock issued and outstanding. Subject to all rights of holders of any other class or series of stock, holders of common stock are entitled to receive dividends if and when the board of directors declares dividends from funds legally available therefor. In addition, holders of common stock share ratably in the net assets of Howard Bancorp upon the voluntary or involuntary liquidation, dissolution or winding up of Howard Bancorp, after distributions are made to anyone with more senior rights.

Under Maryland law, Howard Bancorp is not permitted to pay dividends if, as a result, it would be unable to pay its debts as they come due in the ordinary course of business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time the dividend is paid, to satisfy the preferential rights on dissolution of any stockholders whose preferential rights on dissolution are superior to those stockholders receiving the dividend.

In general, each outstanding share of common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote. Holders of common stock have no conversion, sinking fund or redemption rights. Holders of our common stock have no preemptive rights to purchase additional shares of common stock.

Our articles grant to our board of directors the right to classify or reclassify any unissued shares of common stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. Accordingly, our board of directors could authorize the issuance of additional shares of common stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which the holders of some, or a majority, of shares of common stock might believe to be otherwise in their best interests or in which the holders of some, or a majority, of shares of common stock might receive a premium for their shares of common stock over the then market price of such shares. As of the date hereof, our board of directors has no plans to classify or reclassify any unissued shares of common stock.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the FRB before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the FRB before acquiring 25% or more of our voting stock and in certain circumstances, more than 10% of our voting stock.

6

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, NA.  The common stock is listed on The NASDAQ Stock Market, LLC under the symbol “HBMD.”

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. We had previously issued to the U.S. Treasury 12,562 shares of our Series AA Preferred Stock, 5,983 shares of our Series A Preferred Stock and 299 shares of our Series B Preferred Stock, all of which have been redeemed. As a result, pursuant to our articles our board of directors has the power to authorize the issuance of up to 5,000,000 shares of our preferred stock, without stockholder approval, in one or more series or without series. Prior to issuance of shares of each series of preferred stock, the board of directors is required to fix for each series the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. As discussed below under “Certain Anti-Takeover Provisions,” the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the market price of such shares.

As of the date of this prospectus, no shares of preferred stock are outstanding.

Prior to the issuance of preferred stock, we will amend our articles by filing articles supplementary, which will designate the series of preferred stock, if any, and the number of shares and terms of such preferred stock. The issuance of any preferred stock could adversely affect the rights of holders of common stock and, therefore, reduce the value of the common stock.

The terms of any preferred stock sold pursuant to the registration statement of which this prospectus is a part will be described in the applicable prospectus supplement (and any applicable free writing prospectus) relating to the offering of such preferred stock, including, where applicable:

•	title and stated or liquidation value;

•	the number of shares offered and the initial offering price;

•	voting rights and other protective provisions;

•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

•	the date from which dividends will accumulate, if applicable;

•	the terms and amount of a sinking fund, if any, for purchase or redemption;

•	redemption rights, including conditions and the redemption price(s), if applicable;

•	the terms and conditions upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

•	the terms and conditions upon which shares will be exchangeable for debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

7

•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	the condition and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or any other class of our shares ranking junior to such shares as to dividends or upon liquidation;

•	the conditions and restrictions, if any, on the creation of indebtedness of us or any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to such shares as to dividends or upon liquidation; and

•	any other specific terms, preferences, rights, privileges, limitations or restrictions.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;

•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;

•	the purchase price for each security purchasable on exercise of the warrants;

8

•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

•	the periods during which and places at which such warrants are exercisable;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	any anti-dilution protection provisions;

•	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;

•	the terms of any right that we may have to redeem or call the warrants;

•	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;

•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

•	the name and address of the warrant agent, if any;

•	whether the warrants will be issued in certificated or book-entry form; and

•	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	the title of the units;

•	the aggregate number of units offered;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

9

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising those units;

•	the name and address of the unit agent, if any;

•	whether the units will be issued in certificated or book-entry form; and

•	any other material terms of the units and their constituent securities, including procedures and limitations relating to the transferability, exchange, exercise or amendment of such units and the constituent securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, any unit agreements will be governed by the laws of the State of Maryland. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of any unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement (or free writing prospectus) will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreement for a complete description of all of the terms of any unit offered.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time in one or more series. If we offer debt securities, we will describe the terms in a prospectus supplement (and any free writing prospectus). We may issue senior, senior subordinated or subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Senior debt securities will be issued under a senior indenture, senior subordinated debt securities will be issued under a senior subordinated indenture, and subordinated debt securities will be issued under a subordinated indenture. The senior debt indenture, senior subordinated debt indenture and the subordinated debt indenture are referred to individually in this prospectus as the “indenture” and collectively as the “indentures.” Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries (including Howard Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

The debt securities will be our direct obligations. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. That description will contain all or some of the following, as applicable:

10

•	the title of the debt securities and whether the debt securities are senior debt securities, senior subordinated debt securities or subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;

•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;

•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;

•	the interest rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the interest rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;

•	our right, if any, to extend the interest payment periods and the duration of that extension;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;

•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;

•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;

11

•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;

•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;

•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;

•	the events of default or other covenants with respect to the debt securities;

•	the terms of subordination of any series of senior subordinated or subordinated debt securities;

•	restrictions on transfer, sale or other assignment, if any;

•	whether the debt securities will be issued in certificated or book-entry form;

•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;

•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

o	incur additional indebtedness;

o	issue additional securities;

o	create liens;

o	pay distributions and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

o	redeem capital stock;

o	place restrictions on our subsidiaries’ ability to pay distributions, make distributions or transfer assets;

o	make investments or other restricted payments;

o	sell or otherwise dispose of assets;

12

o	enter into sale-leaseback transactions;

o	engage in transactions with stockholders and affiliates;

o	issue or sell stock of our subsidiaries; or

o	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	the trustee, authenticating or paying agent, transfer agent or registrar; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Any indenture will contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in such indenture. Your rights are defined by the terms of any applicable indenture, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements. There may be other provisions that also are important to you.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

CERTAIN ANTI-TAKEOVER PROVISIONS

Anti-Takeover Provisions in our Articles and Bylaws

General. A number of provisions of our articles and bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect. The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to our articles and bylaws.

13

Classification of the Board of Directors. Howard Bancorp’s articles provide that it will have not less than five nor more than 25 directors, and its bylaws provide that the exact number shall be fixed by its board of directors and that the number of directors may be increased or decreased by the board of directors. Howard Bancorp’s board of directors is currently composed of 14 directors.

Howard Bancorp’s directors are divided into three classes - Class I, Class II, and Class III - each class consisting of an equal number of directors, or as nearly equal as possible. Each director generally serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. A classified board of directors promotes continuity and stability of management, but makes it more difficult for our stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Howard Bancorp believes that classification of the board of directors will help to assure the continuity and stability of its business strategies and policies as determined by its board of directors.

Extraordinary Transactions. Pursuant to the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot (except under and in compliance with specifically enumerated provisions of the MGCL) amend its articles of incorporation, consolidate, merge, sell, lease or exchange all or substantially all of its assets, engage in a share exchange, or liquidate, dissolve or wind-up unless such acts are approved by the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the matter, unless a lesser or greater percentage is set forth in the corporation’s articles of incorporation. Howard Bancorp’s articles requires that such acts (other than an amendment to the articles to increase or decrease the number of authorized shares of our capital stock, which the articles authorize the board of directors approve without stockholder approval) be approved by the affirmative vote of holders of at least 80% of all the votes entitled to be cast on the matter unless, other than with respect to amendments to its articles of incorporation, the transaction is approved by a majority of its board of directors.

Amendment of Articles of Incorporation. In general, other than with respect to increasing or decreasing the aggregate number of shares of stock or the number of shares of stock of any class that Howard Bancorp has the authority to issue, the current provisions of our articles may be amended only upon the affirmative vote of holders of at least 80% of all the votes entitled to be cast on the matter.

Amendment of Bylaws. Howard Bancorp’s bylaws may be amended only by its board of directors. Stockholders have no authority to amend our bylaws.

Removal of Directors. Howard Bancorp’s articles and bylaws provide that a director may only be removed by the affirmative vote of holders of at least 80% of the votes entitled to be cast in the election of directors. In addition, the MGCL provides that if a corporation’s directors are divided into classes, a director may only be removed for cause.

No Dissenters’ Rights. Our articles provide that our stockholders and other security holders are not entitled to exercise any rights of an objecting stockholder under the MGCL unless otherwise determined by our board of directors.

Procedures for Stockholder Nominations and Proposals. Our bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to its secretary not less than 90 days nor more than 120 days before the anniversary of the mailing date of the proxy materials in connection with its prior year’s annual meeting, unless we provide prior public disclosure, as defined in our bylaws, of less than 100 days of such annual meeting, in which case such notice must be received not later than the tenth day following the day on which we first make such public disclosure of the date of the meeting. With respect to an election to be held at a special meeting of stockholders, notice of nominees for director must be received no later than the tenth day following the day on which prior public disclosure of the date of the special meeting is first made.

14

A stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Howard Bancorp’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of Howard Bancorp capital stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (iv) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (v) any material interest of the stockholder in such business.

A stockholder’s notice with respect to the nomination of a director candidate must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of the person (and as the address appears on Howard Bancorp’s books, if different), (ii) the principal occupation or employment of the person, (iii) the class and number of shares of Howard Bancorp’s stock that are beneficially owned by the person on the date of such stockholder notice, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules under the Exchange Act or any successor rule thereto (to the extent such rules are applicable to Howard Bancorp); (b) as to any person known by the stockholder giving the notice to be supporting any such nominee (i) the name and address, as they appear on Howard Bancorp’s books, of such persons and (ii) the class and number of shares of Howard Bancorp’s stock that are beneficially owned by such persons; (c) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) the consent of each nominee to serve as a director if so elected.

Nominations and proposals that fail to follow the prescribed procedures will not be considered. Howard Bancorp believes that it is in its and its stockholders’ best interests to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Absence of Cumulative Voting. There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his, her or its votes for one nominee or disperse his, her or its votes among nominees as the stockholder chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s board of directors. The absence of cumulative voting means that the holders of a majority of our voting shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Authorized Shares. As indicated above, our articles currently authorize the issuance of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock and authorize a majority of our entire board of directors, without stockholder approval, to increase or decrease the aggregate number of shares of its stock or the number of shares of stock of any class that we have authority to issue. The authorization of shares of common stock and preferred stock in excess of the amount issued, and the authority of a majority of the board of directors to increase our authorized capital stock or any class thereof without stockholder approval, provides our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation. The unissued authorized shares also may be used by our board of directors consistent with its fiduciary duty to deter future attempts to gain control of Howard Bancorp. Also, as indicated above, our board of directors’ right to set the terms of one or more series of preferred stock has anti-takeover effects.

15

Anti-Takeover Provisions in the Maryland General Corporation Law

In addition to the provisions contained in Howard Bancorp’s articles and bylaws, the MGCL includes certain provisions applicable to Maryland corporations that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

Business Combinations. Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. Howard Bancorp has not elected to “opt out” of Maryland’s business combination statute through such a provision.

Control Share Acquisitions. The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the “control shares” except to the extent approved by a vote of holders of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Unless the corporation’s articles of incorporation or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the articles of incorporation or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise dissenters’ rights. The fair value of the shares as determined for purposes of such dissenters’ rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

16

Maryland’s control share acquisition statute does not apply to individuals or transactions that are approved or exempted (whether generally or specifically) in a provision of the corporation’s articles of incorporation or bylaws before the control share acquisition occurs. Howard Bancorp has not approved or exempted any individuals or transactions through such a provision.

Effect of Anti-Takeover Provisions

The foregoing provisions of the articles of incorporation and bylaws and Maryland law could have the effect of discouraging an acquisition of Howard Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make Howard Bancorp less attractive to a potential acquirer and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in Howard Bancorp’s best interests and the best interests of its stockholders. In the board of directors’ judgment, the board of directors is in the best position to determine Howard Bancorp’s true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits to Howard Bancorp of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors or purchasers;

•	to investors through agents;

•	directly to agents;

•	to or through brokers, dealers or agents;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; and

•	through a combination of any such methods of sale.

Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at: (1) a fixed price or prices that may be changed; (2) market prices prevailing at the time of sale; (3) prices related to the prevailing market prices; or (4) negotiated prices.

17

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on The Nasdaq Stock Market, LLC, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The prospectus supplement will, where applicable:

•	describe the terms of the offering;

•	identify any underwriters, dealers or agents;

•	identify any managing underwriter or underwriters;

•	disclose the purchase price of the securities;

•	disclose the net proceeds from the sale of the securities;

•	describe any delayed delivery arrangements;

•	describe any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	disclose any initial public offering price;

•	describe any discounts or concessions allowed or reallowed or paid to dealers; and

•	describe any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

18

Direct Sales and Sales Through Agents

We may sell directly the securities offered through this prospectus. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Stock Market LLC, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Other than with respect to our common stock, unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any such activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Stock Market LLC may engage in passive market making transactions in the securities on The Nasdaq Stock Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

19

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Stegman & Company, independent registered public accounting firm, as stated in their report, dated March 29, 2016, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

20

Howard Bancorp, Inc.

$50,000,000

Common Stock

Preferred Stock

Warrants

Units

Debt Securities

PROSPECTUS

                      , 2016

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred, or expected to be incurred, by the registrant in connection with the registration and issuance of the securities being registered hereunder. As indicated below, all amounts shown are estimates except for the SEC registration fee.

Registration fee under the Securities Act		$11,590
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and EDGAR fees	$	*
Other miscellaneous fees and expenses
Total		$11,590	*

* Fees and expenses will depend on the securities offered, the number of issuances and the nature of offerings, and cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors.

Section 2-418 of the Maryland General Corporation Law establishes provisions that a corporation may (and, unless otherwise provided in the corporation’s articles of incorporation, if the party to be indemnified is successful on the merits or otherwise, must) indemnify any director or officer made party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit or proceeding by reason of service in the capacity of a director or officer, against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with such proceeding, unless it is proved that (a) the act or omission for which the director or officer seeks indemnification was material to the matter giving rise to the action, suit or proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of a criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. If the proceeding is a derivative suit in favor of the corporation, indemnification may not be made in any proceeding in which the director or officer is adjudged to be liable to the corporation. The statute also provides for indemnification of directors and officers by court order.

Article 15 of the Articles of Incorporation, and Article VII of the Bylaws, of Howard Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such:

ARTICLES OF INCORPORATION: FIFTEENTH: The Corporation shall indemnify (A) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including, without limitation, the advance of expenses to the full extent permitted by law, and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve, and amend from time to time such by-laws, resolutions, or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

BYLAWS: ARTICLE VII. INDEMNIFICATION

As used in this Article VII, any word or words that are defined in Section 2-418 of the Maryland General Corporation Law, as amended from time to time (the “Indemnification Section”), shall have the same meaning as provided in the Indemnification Section.

The Corporation shall indemnify and advance expenses to a director or officer of the Corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

With respect to an employee or agent, other than a director or officer of the Corporation, the Corporation may, as determined by the Board of Directors of the Corporation, indemnify and advance expenses to such employee or agent in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.

The indemnification and advancement of expenses provided by this Article VII or provided in the Corporation’s Charter shall not be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of stockholders or disinterested Directors or otherwise.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or while a director, officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the Corporation would have the power to indemnify such person under Maryland law.

Item 16. Exhibits.

The following exhibits are filed with or incorporated by reference into this registration statement:

Exhibit No.	Description`

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate of the Registrant’s Common Stock^

4.2	Form of Articles Supplementary for Preferred Stock*

4.3	Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Unit Agreement*

4.7	Form of Unit*

4.8	Specimen of Debt Security*

4.9	Form of Indenture for Senior Debt Securities*

4.10	Form of Senior Debt Security*

4.11	Form of Indenture for Senior Subordinated Debt Securities*

II-2

4.12	Form of Senior Subordinated Debt Security*

4.13	Form of Indenture for Subordinated Debt Securities*

4.14	Form of Subordinated Debt Security*

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the validity of the securities registered hereunder

12.1	Statement Re Computation of Ratios

23.1	Consent of Stegman & Company

23.2	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Howard Bancorp, Inc. as a part of, and incorporated by reference from, Howard Bancorp, Inc.’s Registration Statement on Form S-1, File No. 333-178204, as amended, under the Securities Act of 1933, as amended.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-3

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

      (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

      (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)2 of the Trust Indenture Act.

II-4

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ellicott City, State of Maryland, on October 31, 2016.

HOWARD BANCORP, INC.

By:	/s/ Mary Ann Scully
Mary Ann Scully
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Ann Scully as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the date indicated.

Name	Capacities	Date

/s/ Mary Ann Scully	President, Chief Executive	October 31, 2016
Mary Ann Scully	Officer, Chairman (Principal Executive Officer)

/s/ George C. Coffman	Chief Financial Officer	October 31, 2016
George C. Coffman	(Principal Accounting and Financial Officer)

/s/ Richard G. Arnold	Director	October 31, 2016
Richard G. Arnold

/s/ Nasser Basir	Director	October 31, 2016
Nasser Basir

/s/ Gary R. Bozel	Director	October 31, 2016
Gary R. Bozel

/s/ Andrew E. Clark	Director	October 31, 2016
Andrew E. Clark

/s/ Robert J. Hartson	Director	October 31, 2016
Robert J. Hartson

II-5

/s/ John J. Keenan	Director	October 31, 2016
John J. Keenan

/s/ Paul I. Latta, Jr.	Director	October 31, 2016
Paul I. Latta, Jr.

/s/ Kenneth C. Lundeen	Director	October 31, 2016
Kenneth C. Lundeen

/s/ Karen D. McGraw	Director	October 31, 2016
Karen D. McGraw

/s/ Richard J. Morgan	Director	October 31, 2016
Richard J. Morgan

/s/ Thomas P. O’Neill	Director	October 31, 2016
Thomas P. O’Neill

/s/ Robert W. Smith, Jr.	Director	October 31, 2016
Robert W. Smith, Jr.

/s/ Donna Hill Staton	Director	October 31, 2016
Donna Hill Staton

II-6

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

4.1	Specimen Certificate of the Registrant’s Common Stock^

4.2	Form of Articles Supplementary for Preferred Stock*

4.3	Form of Specimen Certificate of the Registrant’s Preferred Stock*

4.4	Form of Warrant Agreement*

4.5	Form of Warrant*

4.6	Form of Unit Agreement*

4.7	Form of Unit*

4.8	Specimen of Debt Security*

4.9	Form of Indenture for Senior Debt Securities*

4.10	Form of Senior Debt Security*

4.11	Form of Indenture for Senior Subordinated Debt Securities*

4.12	Form of Senior Subordinated Debt Security*

4.13	Form of Indenture for Subordinated Debt Securities*

4.14	Form of Subordinated Debt Security*

5.1	Opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, as to the validity of the securities registered hereunder

12.1	Statement Re Computation of Ratios

23.1	Consent of Stegman & Company

23.2	Consent of Ober, Kaler, Grimes & Shriver, a Professional Corporation (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

* If applicable, to be filed by an amendment to this registration statement or by a Current Report on Form 8-K and incorporated by reference herein.

^ Previously filed by Howard Bancorp, Inc. as a part of, and incorporated by reference from, Howard Bancorp, Inc.’s Registration Statement on Form S-1, File No. 333-178204, as amended, under the Securities Act of 1933, as amended.

II-7